UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2008

LIPID SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-497	43-0433090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

7068 Koll Center Parkway, Suite 401, Pleasanton, California		94566
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (925) 249-4000

(Former name or former address, if changed since last report.)  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 18, 2008, Lipid Sciences, Inc. announced that its lead HDL Mimetic Peptide candidate, LSI-518P, demonstrated the ability to reduce the progression of atherosclerosis by 20% after 4 weeks of treatment (p=.106) and by 32% (p=.01) after 8 weeks of treatment when compared to a placebo group in a well-accepted, Apo E knockout mouse model for atherosclerosis.  This placebo-controlled study was conducted at MedStar Research Institute and the data analyzed at an independent laboratory.  The data from the study will be presented in more detail at an upcoming cardiology meeting and will be submitted to a peer reviewed journal for publication.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release entitled “Lipid Sciences’ HDL Mimetic Peptide Demonstrates Significant Anti-Atherosclerosis Effect in a Key Animal Model.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lipid Sciences, Inc.

Date: March 19, 2008	By:	/s/ Sandra Gardiner
Sandra Gardiner
Chief Financial Officer